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                                                                    EXHIBIT 21.1

TRIARC COMPANIES, INC.
LIST OF SUBSIDIARIES AS OF
MARCH 11, 2005

                                                              STATE OR JURISDICTION
SUBSIDIARY                                                    UNDER WHICH ORGANIZED
----------                                                    ---------------------
Triarc Acquisition, LLC (formerly, Arby's Acquisition, LLC)         Delaware
    Triarc Restaurant Holdings, LLC                                 Delaware
        Arby's, Inc.                                                Delaware
            Arby's Merger Co.                                        Georgia
        Arby's Restaurant Group, Inc.                               Delaware
            Arby's, LLC                                             Delaware
                Arby's Holdings, LLC                                Delaware
                     Arby's Finance, LLC                            Delaware
                         Arby's Franchise Trust                     Delaware
                     Arby's Brands, LLC                             Delaware
                     Arby's IP Holder Trust                         Delaware
                Arby's Building and Construction Co.                 Georgia
                Arby's of Canada Inc.                                Ontario
                ARHC, LLC                                           Delaware
            Sybra, Inc.                                             Michigan
                Sybra of Connecticut, Inc.                         Connecticut
    280 Acquisition, LLC                                            Delaware
    TCMG, LLC                                                       Delaware
    Jurl Holdings, LLC                                              Delaware
VA Funding Corp.                                                    Delaware
BNY Funding, LLC                                                    Delaware
Triarc Consumer Products Group, LLC                                 Delaware
    RCAC, LLC                                                       Delaware
Madison West Associates Corp.                                       Delaware
    280 BT Holdings LLC(1)                                          New York
National Propane Corporation(2)                                     Delaware
    NPC Holding Corporation                                         Delaware
Citrus Acquisition Corporation                                       Florida
    Adams Packing Association, Inc. (formerly New Adams,
      Inc.)                                                         Delaware
Home Furnishing Acquisition Corporation                             Delaware
    1725 Contra Costa Property, Inc. (formerly Couroc of
      Monterey, Inc.)                                               Delaware
GVT Holdings, Inc.(3)                                               Delaware
    TXL Corp.(formerly Graniteville Company)                     South Carolina
SEPSCO, LLC                                                         Delaware
    Crystal Ice & Cold Storage, Inc.                                Delaware
Triarc Holdings 1, Inc.                                             Delaware
Triarc Holdings 2, Inc.                                             Delaware
Triarc Asset Management, LLC                                        Delaware
SYH Holdings, Inc. (formerly, Ramapo Holding Company, Inc.)         Delaware
280 Holdings, LLC                                                   Delaware
280 Holdings II, Inc.                                               Delaware



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
                                                              STATE OR JURISDICTION
SUBSIDIARY                                                    UNDER WHICH ORGANIZED
----------                                                    ---------------------
Triarc AGR Investments, LLC                                         Delaware
DSR Holdings, Inc.                                                  Delaware
TPH Holdings LLC                                                    Delaware
Triarc Deerfield Holdings, LLC(4)                                   Delaware
    Deerfield & Company LLC(5)                                      Illinois
        Deerfield Capital Management LLC                            Delaware
        Badger Protection Services, Ltd.                             Bermuda
Deerfield Opportunities Fund, LLC(6)                                Delaware
DM Fund, LLC(7)                                                     Delaware

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(1) 58.9% owned by Madison West Associates Corp., 37.8% owned by affiliates of
    Triarc Companies, Inc. and 3.3% owned by unaffiliated third parties.

(2) 24.3% owned by SEPSCO, LLC and 75.7% owned by Triarc Companies, Inc.

(3) 50% owned by Triarc Companies, Inc. and 50% owned by SEPSCO, LLC.

(4) 99.99% owned by Triarc Companies, Inc. and 0.01% owned by Madison West Associates Corp.

(5) Triarc Deerfield Holdings, LLC owns a 61.47% profits interest and a 63.6% capital interest; the remainder is owned by affiliated third parties.

(6) As of March 1, 2005, 74.83% owned by Triarc Companies, Inc.; 20.33% owned by Triarc Deerfield Holdings, LLC; the remainder is owned by affiliated third parties

(7) As of March 1, 2005, 93.30% owned by Triarc Deerfield Holdings, LLC; the remainder is owned by affiliated third parties.